EXHIBIT 3.61

CERTIFICATE OF INCORPORATION

-of-

VANTRANS, INC.

1. The name of the corporation is

VANTRANS, INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

The name and mailing address of the incorporator is:

NAME	MAILING ADDRESS
Mark R. Joseph	1114 Avenue of the Americas New York, New York 10036

6. The corporation is to have perpetual existence.

7. The corporation shall indemnify to the full extent authorized by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint-venture, trust or other enterprise.

8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of October, 1975.

/s/ Mark R. Joseph
Mark R. Joseph

STATE OF NEW YORK	)
	:	SS.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED THAT on this 3rd day of October A.D., 1975, personally came before me, Ruta Lacis a Notary Public in and for the County and State aforesaid, MARK R. JOSEPH, signatory of the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed, and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Ruta Lacis
RUTA LACIS
NOTARY PUBLIC State of New York
No 24-4525102
Qualified in Kings County
Commission Expires March 30, 1976

NOTARIAL SEAL

RUTA LACIS
NOTARY PUBLIC State of New York
No 24-4525102
Qualified in Kings County
Commission Expires March 30, 1976

CERTIFICATE OF RENEWAL AND REVIVAL OF

CERTIFICATE OF INCORPORATION

OF

VANTRANS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) VANTRANS, INC.

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is October 7, 1975.

3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 2005 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 2005.

6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on March 28, 2005

/s/ Raymond J. McElhaney, President
Raymond J. McElhaney, President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

VANTRANS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is VANTRANS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 8, 2006

/s/ Danny Cox
Name:	Danny Cox
Title:	President